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Item 14(c) Exhibit #23

CONSENT OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77248, 33-30575, 33-30815, 33-47133, 33-50201, 33-55345, 33-58193, 33-63887, 33-18329, 33-3036, 333-24337, 333-26049, 333-26151, 333-41246, 333-61975, 333-61979, 333-61983, 333-91879 and 333-95693) and Form S-3 (Nos. 33-40956, 33-44295, 33-49903, 33-53821, 33-56887, 333-81299, 333-95385, 333-36938, 333-41244, 333-44328 and 333-48168) of Corning Incorporated of our report dated January 24, 2001, appearing on page 48 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP
1301 Avenue of the Americas
New York, New York 10019

March 12, 2001

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  Item 14(c) Exhibit #23